Exhibit 23.3

May 14, 2009

Board of Directors

Territorial Mutual Holding Company

Territorial Savings Bank

1132 Bishop Street, Suite 2200

P.O. Box 1481

Honolulu, HI 96813

Dear Board Members:

We hereby consent to the use of our firm’s name, FinPro, Inc. (“FinPro”) and the inclusion of, summary of and references to our Conversion Valuation Appraisal Report and the valuation of Territorial Mutual Holding Company provided by FinPro in: (i) the Form S-1 Registration Statement (“Registration Statement”), including the prospectus filed by Territorial Mutual Holding company and any amendments thereto and our opinion regarding subscription rights filed as an exhibit to the Registration Statement referenced above and (ii) the Application for Conversion on Form AC to be filed by Territorial Mutual Holding company with the Office of Thrift Supervision.

Very Truly yours,

FinPro, Inc.

20 Church Street — P.O. Box 323 — Liberty Corner, NJ — 07938-0323 — Tel: 908.604.9336 — Fax: 908.604.5951

finpro@finpronj.com — www.finpronj.com